EX-99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Delaware VIP® Trust of our report dated February 28, 2020, relating to the financial statements and financial highlights, which appear in Delaware VIP International Series’ Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Service Providers” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 8, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Delaware VIP® Trust of our report dated February 21, 2020, relating to the financial statements and financial highlights, which appear in Delaware VIP International Value Equity Series’ Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Service Providers” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 8, 2020